Assured Guaranty Ltd.
March 31, 2017
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences;(15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL's filings with the SEC; (21) other risks and uncertainties that have not been identified at this time and; (22) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$317	$59
Operating income (a non-GAAP measure)(1)	273	123
Gain (loss) related to the effect of consolidating FG VIEs (FG VIE consolidation) (net of tax provision of $2 and $5) included in operating income	5	10

Net income (loss) per diluted share	$2.49	$0.43
Operating income per diluted share (a non-GAAP measure) (1)	2.14	0.89
Gain (loss) related to FG VIE consolidation included in operating income per diluted share	0.03	0.07

Weighted average shares outstanding
Basic shares outstanding	125.3	136.2
Diluted shares outstanding (1)	127.1	137.0

Effective tax rate on net income	14.7%	10.0%
Effective tax rate on operating income (non-GAAP) (3)	11.0%	21.7%
Effect of FG VIE consolidation included in effective tax rate on operating income	0.5%	1.4%

Return on equity (ROE) calculations (4):
GAAP ROE	19.3%	1.0%
Operating ROE (a non-GAAP measure) (1)	17.0%	8.3%
Effect of FG VIE consolidation on operating ROE	0.3%	0.7%

New business:
Gross written premiums (GWP)	$111	$19
Present value of new business production (PVP) (1)	99	38
Gross par written	4,691	2,749

	As of
	March 31, 2017	December 31, 2016
Shareholders' equity	$6,637	$6,504
Non-GAAP operating shareholders' equity (1)	6,460	6,386
Non-GAAP adjusted book value (1)	8,798	8,506
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	(3)	(7)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(20)	(24)

Shares outstanding at the end of period	123.0	128.0

Shareholders' equity per share	$53.95	$50.82
Non-GAAP operating shareholders' equity per share (1)	52.51	49.89
Non-GAAP adjusted book value per share (1)	71.51	66.46
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	(0.03)	(0.06)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(0.16)	(0.18)

Net debt service outstanding	$446,186	$437,535
Net par outstanding	298,243	296,318
Claims-paying resources (5)	12,092	11,701

1)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year's quarterly non-GAAP financial measures (operating income and operating ROE) have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$58	$89
Net change in fair value of credit derivatives, pre-tax	15	11

Net income effect	50	87
Net income per diluted share	0.39	0.64

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	58	89
Operating income(1) effect (non-GAAP)	40	80
Operating income per diluted share (1) (non-GAAP)	0.31	0.58

Gain (loss) related to FG VIE consolidation included in the effect of refundings and terminations above for the following measures:
Net earned premiums, pre-tax	—	—
Net income and operating income, after-tax	—	—
Net income and operating income, after-tax, per diluted share	—	—

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	March 31,	December 31,
	2017	2016
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,479	$10,233
Short-term investments, at fair value	689	590
Other invested assets	173	162
Total investment portfolio	11,341	10,985

Cash	147	118
Premiums receivable, net of commissions payable	876	576
Ceded unearned premium reserve	180	206
Deferred acquisition costs	106	106
Reinsurance recoverable on unpaid losses	74	80
Salvage and subrogation recoverable	405	365
Credit derivative assets	9	13
Deferred tax asset, net	438	497
Current income tax receivable	—	12
Financial guaranty variable interest entities (FG VIE) assets, at fair value	781	876
Other assets	318	317
Total assets	$14,675	$14,151

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,827	$3,511
Loss and loss adjustment expense reserve	1,193	1,127
Reinsurance balances payable, net	52	64
Long-term debt	1,307	1,306
Credit derivative liabilities	359	402
Current income tax payable	63	—
FG VIE liabilities with recourse, at fair value	721	807
FG VIE liabilities without recourse, at fair value	134	151
Other liabilities	382	279
Total liabilities	8,038	7,647

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	841	1,060
Retained earnings	5,588	5,289
Accumulated other comprehensive income	206	149
Deferred equity compensation	1	5
Total shareholders' equity	6,637	6,504
Total liabilities and shareholders' equity	$14,675	$14,151

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Net earned premiums	$164	$183
Net investment income	122	99
Net realized investment gains (losses)	32	(13)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	15	8
Net unrealized gains (losses)	39	(68)
Net change in fair value of credit derivatives	54	(60)
Fair value gains (losses) on committed capital securities (CCS)	(2)	(16)
Fair value gains (losses) on FG VIEs	10	18
Bargain purchase gain and settlement of pre-existing relationships	58	—
Other income (loss)	89	34
Total revenues	527	245
Expenses:
Loss and loss adjustment expenses (LAE)	59	90
Amortization of deferred acquisition costs	4	4
Interest expense	24	26
Other operating expenses	68	60
Total expenses	155	180
Income (loss) before income taxes	372	65
Provision (benefit) for income taxes	55	6
Net income (loss)	$317	$59

Earnings per share:
Basic	$2.53	$0.43
Diluted	$2.49	$0.43

Assured Guaranty Ltd.
Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(4)	$—	$(5)
Net investment income	—	(1)	1	(5)
Net realized investment gains (losses)	32	—	(13)	—
Net change in fair value of credit derivatives	43	—	(55)	—
Fair value gains (losses) on CCS	(2)	—	(16)	—
Fair value gains (losses) on FG VIEs	—	10	—	18
Other income (loss)	10	0	(2)	0
Total revenue adjustments	83	5	(85)	8
Adjustments to expenses:
Loss expense	18	(2)	6	(7)
Other operating expenses	—	—	1	—
Total expense adjustments	18	(2)	7	(7)
Pre-tax adjustments	65	7	(92)	15
Tax effect of adjustments	21	2	(28)	5
After-tax adjustments	$44	$5	$(64)	$10

1)
The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Operating Income (non-GAAP) Reconciliation	Three Months Ended
	March 31,
	2017	2016

Net income (loss)	$317	$59
Less pre-tax adjustments:
Realized gains (losses) on investments	32	(14)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	25	(60)
Fair value gains (losses) on CCS	(2)	(16)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	10	(2)
Total pre-tax adjustments	65	(92)
Less tax effect on pre-tax adjustments	(21)	28
Operating income (non-GAAP)	$273	$123

Gain (loss) related to FG VIE consolidation (net of tax provision of $2 and $5) included in operating income	$5	$10

Per diluted share:
Net income (loss)	$2.49	$0.43
Less pre-tax adjustments:
Realized gains (losses) on investments	0.25	(0.10)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.20	(0.43)
Fair value gains (losses) on CCS	(0.01)	(0.11)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.08	(0.02)
Total pre-tax adjustments	0.52	(0.66)
Less tax effect on pre-tax adjustments	(0.17)	0.20
Operating income (non-GAAP)	$2.14	$0.89

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.03	$0.07

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	March 31,	December 31,	March 31,	December 31,
	2017	2016	2016	2015
Shareholders' equity	$6,637	$6,504	$6,113	$6,063
Non-GAAP operating shareholders' equity	6,460	6,386	5,944	5,925
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	(3)	(7)	(10)	(21)

			Three Months Ended
			March 31,
			2017	2016
Net income (loss)			$317	$59
Operating income (non-GAAP)			273	123
Gain (loss) related to FG VIE consolidation included in operating income			5	10

Average shareholders' equity			$6,571	$6,088
Average non-GAAP operating shareholders' equity			6,423	5,935
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity			(5)	(16)

GAAP ROE (1)			19.3%	1.0%
Operating ROE (non-GAAP) (1)			17.0%	8.3%
Effect of FG VIE consolidation included in operating ROE			0.3%	0.7%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Certain prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2017	2016	2016	2015
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,637	$6,504	$6,113	$6,063
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(164)	(189)	(300)	(241)
Fair value gains (losses) on CCS	60	62	46	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	380	316	482	373
Less taxes	(99)	(71)	(59)	(56)
Non-GAAP operating shareholders' equity	6,460	6,386	5,944	5,925
Pre-tax reconciling items:
Less: Deferred acquisition costs	106	106	113	114
Plus: Net present value of estimated net future revenue	153	136	133	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,236	2,922	3,199	3,384
Plus taxes	(945)	(832)	(899)	(968)
Non-GAAP adjusted book value	$8,798	$8,506	$8,264	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax benefit of $2, $4, $6, and $11)	(3)	(7)	(10)	(21)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $12, $12, $17, and $22)	(20)	(24)	(30)	(43)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Certain prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2017
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,221	$1,875	$486	$1,147	$(730)	$4,999
Contingency reserve	1,263	776	267	—	(267)	2,039
Qualified statutory capital	3,484	2,651	753	1,147	(997)	7,038
Unearned premium reserve(1)	1,349	847	310	682	(310)	2,878
Loss and LAE reserves (1)	431	221	—	247	—	899
Total policyholders' surplus and reserves	5,264	3,719	1,063	2,076	(1,307)	10,815
Present value of installment premium	219	145	1	153	(1)	517
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,043	4,424	1,424	2,229	(2,028)	12,092
Adjustment for MAC (4)	646	418	—	—	(1,064)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,397	$4,006	$1,424	$2,229	$(964)	$12,092

Statutory net par outstanding (5)	$113,327	$42,936	$38,767	$71,472	$(1,301)	$265,201
Equity method adjustment (4)	23,531	15,236	—	—	(38,767)	—
Adjusted statutory net par outstanding (1)	$136,858	$58,172	$38,767	$71,472	$(40,068)	$265,201

Net debt service outstanding (5)	$175,586	$68,450	$57,154	$112,453	$(2,916)	$410,727
Equity method adjustment (4)	34,693	22,461	—	—	(57,154)	—
Adjusted net debt service outstanding (1)	$210,279	$90,911	$57,154	$112,453	$(60,070)	$410,727
Ratios:
Adjusted net par outstanding to qualified statutory capital	39:1	22:1	51:1	62:1		38:1
Capital ratio (6)	60:1	34:1	76:1	98:1		58:1
Financial resources ratio (7)	35:1	21:1	40:1	50:1		34:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective United Kingdom insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended March 31, 2017 and March 31, 2016

	Three Months Ended					Three Months Ended
	March 31, 2017					March 31, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$51	$58	$1	$1	$111	$15	$8	$(3)	$(1)	$19
Less: Installment GWP and other GAAP adjustments(1)	(1)	56	1	1	57	(16)	8	(3)	(1)	(12)
Plus: Financial guaranty installment premium PVP	—	38	0	—	38	—	7	—	—	7
Plus: PVP of non-financial guaranty insurance	—	—	5	2	7	—	—	0	—	0
Total PVP	$52	$40	$5	$2	$99	$31	$7	$0	$—	$38

Gross par written	$3,430	$990	$243	$28	$4,691	$2,749	$—	$—	$—	$2,749

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended
	March 31, 2017
	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,354	A-
Transportation	701	BBB+
Tax backed	695	A
Infrastructure finance	345	A
Municipal Utilities	252	A-
Higher education	81	A
Healthcare	2	A
Total U.S. public finance	3,430	A-
Non-U.S. public finance:
Infrastructure finance	689	BBB+
Regulated utilities	301	BBB
Total non-U.S. public finance	990	BBB+
Total public finance	$4,420	A-

U.S. structured finance:
Insurance securitizations	243	AA
Total U.S. structured finance	243	AA
Non-U.S. structured finance:
Commercial receivables	28	BBB+
Total non-U.S. structured finance	28	BBB+
Total structured finance	$271	AA

Total gross par written	$4,691	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17
PVP:
Public finance - U.S.	$31	$33	$25	$72	$52
Public finance - non-U.S.	7	7	2	9	40
Structured finance - U.S.	0	1	23	3	5
Structured finance - non-U.S.	—	—	—	1	2
Total PVP	$38	$41	$50	$85	$99

Reconciliation of GWP to PVP:

Total GWP	$19	$36	$16	$83	$111
Less: Installment GWP and other GAAP adjustments	(12)	3	(9)	8	57
Plus: Financial guaranty installment premium PVP	7	7	3	10	38
Plus: PVP of non-financial guaranty insurance	0	1	22	0	7
Total PVP	$38	$41	$50	$85	$99

Gross par written:
Public finance - U.S.	$2,749	$4,366	$3,459	$5,465	$3,430
Public finance - non-U.S.	—	406	164	107	990
Structured finance - U.S.	—	3	1,064	47	243
Structured finance - non-U.S.	—	—	—	24	28
Total	$2,749	$4,775	$4,687	$5,643	$4,691

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of March 31, 2017
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$5,131	3.74%	3.46%	$5,297	$192
Insured obligations of state and political subdivisions (2)(4)	301	4.94	4.55	325	15
U.S. Treasury securities and obligations of U.S. government agencies	270	1.65	1.16	276	4
Agency obligations	129	4.47	3.63	138	6
Corporate securities (4)	1,851	3.28	2.59	1,874	61
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	978	4.58	3.46	992	45
Commercial MBS (CMBS)	561	3.20	2.51	568	18
Asset-backed securities (4)	573	5.76	3.84	690	33
Foreign government securities	341	1.49	0.97	319	5
Total fixed maturity securities	10,135	3.74	3.16	10,479	379
Short-term investments	687	0.36	0.24	689	2
Cash (5)	147	—	—	147	—
Total	$10,969	3.52%	2.97%	$11,315	$381

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$276	2.7%
Agency obligations	138	1.3
AAA/Aaa	1,386	13.2
AA/Aa	5,305	50.6
A/A	1,931	18.4
BBB	189	1.8
Below investment grade (BIG) (7)	1,209	11.6
Not rated	45	0.4
Total fixed maturity securities, available-for-sale	$10,479	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.4

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $121 million insured by AGC and AGM.

3)	Includes fair value of $236 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,840 million in par with carrying value of $1,206 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2017 (as of March 31)		$446,186
2017 Q2	$12,885	433,301	$98	$5	$(4)	$6
2017 Q3	16,511	416,790	93	5	(4)	5
2017 Q4	9,708	407,082	90	5	(3)	4
2018	37,969	369,113	342	18	(11)	10
2019	29,273	339,840	299	16	(9)	9
2020	22,520	317,320	271	15	(7)	8
2021	22,694	294,626	250	14	(6)	9

2017-2021	151,560	294,626	1,443	78	(44)	51
2022-2026	99,851	194,775	967	52	(19)	33
2027-2031	76,704	118,071	621	30	(12)	26
2032-2036	56,686	61,385	367	16	(11)	22
After 2036	61,385	—	295	13	(3)	26
Total	$446,186		$3,693	$189	$(89)	$158

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2017. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations,terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2017 (as of March 31)						$20,850
2017 Q2	$2,352	$266	$15	$152	$2,785	18,065
2017 Q3	2,093	239	(9)	78	2,401	15,664
2017 Q4	786	216	(9)	142	1,135	14,529
2018	658	778	(19)	577	1,994	12,535
2019	268	797	7	621	1,693	10,842
2020	56	636	(2)	343	1,033	9,809
2021	73	524	2	558	1,157	8,652

2017-2021	6,286	3,456	(15)	2,471	12,198	8,652
2022-2026	292	1,215	277	1,813	3,597	5,055
2027-2031	371	311	873	985	2,540	2,515
2032-2036	618	123	232	866	1,839	676
After 2036	193	252	95	136	676	—
Total structured finance	$7,760	$5,357	$1,462	$6,271	$20,850

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2017 (as of March 31)		$277,393
2017 Q2	$6,761	270,632
2017 Q3	10,945	259,687
2017 Q4	5,338	254,349
2018	24,184	230,165
2019	16,806	213,359
2020	11,363	201,996
2021	11,987	190,009

2017-2021	87,384	190,009
2022-2026	56,649	133,360
2027-2031	47,473	85,887
2032-2036	39,059	46,828
After 2036	46,828	—
Total public finance	$277,393

Net par outstanding (end of period)

	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17
Public finance - U.S.	$282,055	$272,114	$258,650	$244,798	$238,050
Public finance - non-U.S.	29,385	28,128	28,239	26,381	39,343
Structured finance - U.S.	30,452	25,562	24,387	22,057	18,446
Structured finance - non-U.S.	5,123	4,060	4,049	3,082	2,404
Net par outstanding	$347,015	$329,864	$315,325	$296,318	$298,243

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of March 31, 2017
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2017 Q2	$10
2017 Q3	9
2017 Q4	9
2018	39
2019	36
2020	33
2021	33

2017-2021	169
2022-2026	144
2027-2031	83
2032-2036	44
After 2036	17
Total expected PV of net expected loss to be expensed(2)	457
Future accretion	400
Total expected future loss and LAE	$857

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 3.14% for U.S. dollar denominated obligations.

2)	Excludes $60 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2017		December 31, 2016
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$103,696	A	$107,717	A
Tax backed	48,772	A-	49,931	A-
Municipal utilities	36,327	A-	37,603	A
Transportation	19,443	A-	19,403	A-
Healthcare	10,955	A	11,238	A
Higher education	9,966	A	10,085	A
Infrastructure finance	4,127	BBB+	3,769	BBB+
Housing	1,344	A-	1,559	A-
Investor-owned utilities	693	BBB+	697	BBB+
Other public finance	2,727	A	2,796	A
Total U.S. public finance	238,050	A-	244,798	A
Non-U.S. public finance:
Infrastructure finance	17,350	BBB	10,731	BBB
Regulated utilities	14,679	BBB+	9,263	BBB+
Pooled infrastructure	1,363	AAA	1,513	AAA
Other public finance	5,951	A	4,874	A
Total non-U.S. public finance	39,343	BBB+	26,381	BBB+
Total public finance	$277,393	A-	$271,179	A-

U.S. structured finance:
Pooled corporate obligations	$6,860	AAA	$10,050	AAA
RMBS	5,357	BBB-	5,637	BBB-
Insurance securitizations	2,307	A+	2,308	A+
Consumer receivables	1,640	BBB+	1,652	BBB+
Financial products	1,462	AA-	1,540	AA-
Commercial receivables	195	BBB	230	BBB-
Other structured finance	625	AA-	640	AA-
Total U.S. structured finance	18,446	A+	22,057	A+

Non-U.S. structured finance:
Pooled corporate obligations	900	AA	1,535	AA
RMBS	600	A-	604	A-
Commercial receivables	325	A-	356	BBB+
Other structured finance	579	AA	587	AA
Total non-U.S. structured finance	2,404	A+	3,082	AA-
Total structured finance	$20,850	A+	$25,139	AA-

Total	$298,243	A-	$296,318	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of March 31, 2017
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$1,816	0.8%	$2,156	5.5%	$6,765	36.7%	$1,032	42.9%	$11,769	3.9%
AA	42,529	17.9	204	0.5	5,408	29.3	99	4.1	48,240	16.2
A	132,212	55.5	12,711	32.3	1,698	9.2	264	11.0	146,885	49.3
BBB	54,294	22.8	22,199	56.4	868	4.7	760	31.6	78,121	26.2
BIG	7,199	3.0	2,073	5.3	3,707	20.1	249	10.4	13,228	4.4
Net Par Outstanding (1)	$238,050	100.0%	$39,343	100.0%	$18,446	100.0%	$2,404	100.0%	$298,243	100.0%

1)
As of March 31, 2017, excludes $2.1 billion of net par as a result of loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG. Includes $12.2 billion of net par from the acquisition of MBIA UK Insurance Limited.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of March 31, 2017
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$42,091	14.1%
Pennsylvania	19,672	6.6
Texas	19,650	6.6
New York	19,026	6.4
Illinois	17,578	5.9
Florida	12,617	4.2
New Jersey	12,397	4.2
Michigan	7,790	2.6
Georgia	5,947	2.0
Alabama	5,550	1.9
Other states	75,732	25.4
Total public finance	238,050	79.9
U.S. structured finance:	18,446	6.2
Total U.S.	256,496	86.1

Non-U.S.:
United Kingdom	26,818	9.0
Australia	3,172	1.1
Canada	2,763	0.9
France	2,760	0.9
Italy	1,331	0.4
Other	4,903	1.6
Total non-U.S.	41,747	13.9

Total net par outstanding	$298,243	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of March 31, 2017
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Turkey (4)	Total

Sub-sovereign exposure (2)	$204	$912	$75	$345	$—	$1,536
Non-sovereign exposure (3)	114	400	—	—	202	716
Total	$318	$1,312	$75	$345	$202	$2,252
Total BIG	$248	$—	$75	$345	$—	$668

1)	While exposures are shown in U.S. dollars, the obligations are in various currencies, primarily euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from, or supported by, sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities, RMBS and diversified payment rights (DPR) securitizations.

4)
The $202 million net insured par exposure in Turkey is to DPR securitizations sponsored by a major Turkish bank. These DPR securitizations were established outside of Turkey and involve payment orders in U.S. dollars, pounds sterling and Euros from persons outside of Turkey to beneficiaries in Turkey who are customers of the sponsoring bank. The sponsoring bank's correspondent banks have agreed to remit all such payments to a trustee-controlled account outside Turkey, where debt service payments for the DPR securitization are given priority over payments to the sponsoring bank.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of March 31, 2017
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,435	$4,937	$8,903	$8,212

Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (4)	$699	$378	$421	$(3)	$1,495	$1,577
Puerto Rico Public Buildings Authority (PBA)(4)	11	169	0	(11)	169	174
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)(4)	273	519	209	(83)	918	949
PRHTA (Highways revenue)	272	93	44	—	409	556
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)(4)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)	470	73	234	—	777	876
Puerto Rico Aqueduct and Sewer Authority (PRASA)	—	285	88	—	373	373
Puerto Rico Municipal Finance Agency (MFA)	195	61	98	—	354	488
Puerto Rico Sales Tax Financing Corporation (COFINA)	262	—	9	—	271	271
University of Puerto Rico	—	1	—	—	1	1
Total exposure to Puerto Rico	$2,182	$1,748	$1,104	$(97)	$4,937	$5,435

1)
The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated BIG. The March 31, 2017 amounts include $150 million related to the commutation of previously ceded business.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

4)	As of the date of this filing, the Company has paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of March 31, 2017
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico(1)

	2017 (2Q)	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2031	2032 - 2036	2037 - 2041	2042 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$93	$0	$75	$82	$136	$16	$37	$15	$73	$68	$34	$272	$489	$105	$—	$1,495
PBA	—	28	—	—	3	5	13	0	6	0	7	11	42	54	—	—	169
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	36	0	38	32	25	18	28	34	4	29	24	156	295	194	5	918
PRHTA (Highway revenue)	—	10	—	10	21	22	26	6	8	8	8	0	73	217	—	—	409
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	—	19	133	—	—	152
PRIFA	—	—	—	2	—	—	—	—	2	—	—	—	—	—	14	—	18
Other Public Corporations
PREPA	0	5	—	4	25	44	24	24	87	84	59	96	299	26	0	—	777
PRASA	—	—	—	—	—	—	—	—	—	2	25	26	57	—	2	261	373
MFA	—	52	—	50	48	39	34	34	16	12	12	26	31	—	—	—	354
COFINA	0	0	0	(1)	(1)	(1)	(2)	(2)	1	0	(2)	(2)	(7)	34	102	152	271
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	1
Total	$0	$224	$0	$178	$210	$270	$129	$127	$169	$183	$206	$215	$942	$1,249	$417	$418	$4,937

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of March 31, 2017
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2017 (2Q)	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2031	2032 - 2036	2037 - 2041	2042 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$132	$0	$147	$151	$201	$74	$94	$70	$128	$119	$82	$469	$595	$111	$—	$2,373
PBA	—	32	—	7	10	12	20	6	13	6	13	17	58	62	—	—	256
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	60	0	84	76	67	59	68	72	41	65	59	308	404	229	5	1,597
PRHTA (Highways revenue)	—	21	—	32	42	42	45	23	24	24	24	16	145	252	—	—	690
PRCCDA	—	3	—	7	7	7	7	7	7	7	7	7	50	152	—	—	268
PRIFA	—	0	—	3	1	1	1	1	2	1	1	1	4	3	16	—	35
Other Public Corporations
PREPA	2	21	2	40	61	79	56	55	117	110	80	115	344	29	0	—	1,111
PRASA	—	10	—	20	19	19	19	19	19	21	44	44	129	68	70	327	828
MFA	—	61	—	66	60	49	42	41	21	16	15	29	34	—	—	—	434
COFINA	0	6	0	13	13	13	13	12	16	15	13	12	68	103	162	160	619
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	1
Total	$2	$346	$2	$419	$440	$490	$336	$326	$361	$369	$381	$382	$1,609	$1,669	$588	$492	$8,212

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2017
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$5,484	71.7%	21.9%	24.0%
AA	1,244	16.3	43.4	54.0
A	314	4.1	43.8	52.2
BBB	238	3.1	44.1	45.0
BIG	370	4.8	28.6	19.2
Total exposures	$7,650	100.0%	27.3%	30.4%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$4,400	57.5%	21.2%	19.3%	AAA
CBOs/CLOs	1,461	19.1	29.0	46.0	AAA
Trust preferred
Banks and insurance	1,257	16.4	44.5	50.0	A+
U.S. mortgage and real estate investment trusts	359	4.7	48.1	49.5	BBB-
Other pooled corporates	173	2.3	0.0	0.0	BBB
Total exposures	$7,650	100.0%	27.3%	30.4%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of March 31, 2017
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$2	$164	$29	$1,381	$0	$1,576
AA	22	237	50	280	0	589
A	14	5	0	60	0	79
BBB	22	3	—	79	0	103
BIG	135	548	74	1,108	1,144	3,009
Total exposures	$194	$957	$153	$2,908	$1,144	$5,357

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$29	$41	$15	$886	$67	$1,038
2005	97	360	29	161	249	896
2006	69	73	26	651	333	1,152
2007	—	483	84	1,145	495	2,207
2008	—	—	—	64	—	64
Total exposures	$194	$957	$153	$2,908	$1,144	$5,357

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	March 31, 2017	December 31, 2016
U.S. public finance:
General obligation	$3,065	$3,186
Tax backed	2,489	2,249
Municipal utilities	1,253	1,152
Higher education	147	164
Transportation	87	87
Healthcare	84	134
Infrastructure finance	34	368
Housing	19	19
Other public finance	21	21
Total U.S. public finance	7,199	7,380
Non-U.S. public finance:
Infrastructure finance	1,769	1,037
Other public finance	304	305
Total non-U.S. public finance	2,073	1,342
Total public finance	$9,272	$8,722

U.S. structured finance:
RMBS	$3,009	$3,151
Pooled corporate obligations	254	430
Consumer receivables	238	233
Insurance securitizations	126	126
Commercial receivables	72	103
Other structured finance	8	16
Total U.S. structured finance	3,707	4,059
Non-U.S. structured finance:
Pooled corporate obligations	185	185
RMBS	43	61
Commercial receivables	21	47
Total non-U.S. structured finance	249	293
Total structured finance	$3,956	$4,352
Total BIG net par outstanding	$13,228	$13,074

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	March 31, 2017	December 31, 2016
Category 1
U.S. public finance	$2,423	$2,403
Non-U.S. public finance	1,810	1,288
U.S. structured finance	473	594
Non-U.S. structured finance	207	210
Total Category 1	4,913	4,495
Category 2
U.S. public finance	2,902	3,122
Non-U.S. public finance	263	54
U.S. structured finance	625	800
Non-U.S. structured finance	42	83
Total Category 2	3,832	4,059
Category 3
U.S. public finance	1,874	1,855
Non-U.S. public finance	—	—
U.S. structured finance	2,609	2,665
Non-U.S. structured finance	—	—
Total Category 3	4,483	4,520
BIG Total	$13,228	$13,074

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of March 31, 2017
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,682	CCC-
Puerto Rico Highways & Transportation Authority	1,327	CC-
Puerto Rico Electric Power Authority	777	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	354	CCC-
Oyster Bay, New York	349	BB+
Puerto Rico Sales Tax Financing Corporation	271	CCC+
Virgin Islands Public Finance Authority	169	BB
Puerto Rico Convention Center District Authority	152	CC-
Stockton Pension Obligation Bonds, California	113	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	105	BB
Detroit-Wayne County Stadium Authority, Michigan	87	BB-
Orange County Tourist Development Tax, Florida	86	BB+
Atlantic City, New Jersey	65	BB
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	62	BB
Virgin Islands Water and Power Authority	57	BB
Southlands Metropolitan District No. 1, Colorado	51	BB-
Total U.S. public finance	$6,187

Non-U.S. public finance:
Coventry & Rugby Hospital Company	$535	BB+
Reliance Rail Finance Pty. Limited	528	BB
Valencia Fair	230	BB-
Road Management Services PLC (A13 Highway)	210	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	205	BB+
Autovia de la Mancha, S.A.	109	BB
CountyRoute (A130) plc	86	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	53	B+
Breeze Finance S.A.	53	B-
Total non-U.S. public finance	$2,009
Total	$8,196

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of March 31, 2017
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$230	CCC	15.9%
Countrywide HELOC 2006-I	177	B	2.9%
Soundview 2007-WMC1	164	CCC	42.9%
Nomura Asset Accept. Corp. 2007-1	155	CCC	24.5%
MABS 2007-NCW	137	CCC	32.6%
Countrywide Home Equity Loan Trust 2007-D	110	CCC	3.5%
New Century 2005-A	110	CCC	19.6%
Countrywide Home Equity Loan Trust 2005-J	97	CCC	3.8%
Countrywide HELOC 2006-F	96	CCC	5.9%
Countrywide HELOC 2005-D	90	CCC	3.7%
Countrywide HELOC 2007-A	88	CCC	3.8%
Countrywide HELOC 2007-B	86	B	2.4%
IndyMac 2007-H1 HELOC	69	CCC	3.9%
Doral 2006-1	69	B	23.9%
Soundview (Delta) 2008-1	64	CCC	23.3%
Ace 2007-D1	54	CCC	26.2%
Ace Home Equity Loan Trust 2007-SL1	54	CCC	7.7%
GMACM 2004-HE3	51	CCC	4.6%
Subtotal RMBS	$1,901

Non-RMBS:
Taberna Preferred Funding II, Ltd.	$125	BB
Ballantyne Re Plc	85	CC
National Collegiate Trust Series 2006-2	68	CCC
Alesco Preferred Funding XVI, Ltd.	67	BB
US Capital Funding IV, LTD	62	CCC
Subtotal non-RMBS	$407
Total U.S. structured finance	$2,308

Non-U.S. structured finance:
Private Pooled Corporate Transaction	$87	BB
Gleneagles Funding Ltd.	55	BB
Total non-U.S. structured finance	$142
Total	$2,450

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of March 31, 2017
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,554	BBB+
Illinois (State of)	2,145	BBB+
California (State of)	1,834	A
New York (City of) New York	1,732	A+
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,682	CCC-
Massachusetts (Commonwealth of)	1,679	AA
Pennsylvania (Commonwealth of)	1,619	A-
Chicago (City of) Illinois	1,579	BBB+
New York (State of)	1,497	A+
Port Authority of New York & New Jersey	1,346	BBB+
Puerto Rico Highways & Transportation Authority	1,327	CC-
Wisconsin (State of)	1,279	A+
Chicago Public Schools, Illinois	1,245	BBB-
Philadelphia (City of) Pennsylvania	1,239	BBB+
North Texas Tollway Authority	1,225	A
Georgia Board of Regents	1,206	A
Los Angeles Unified School District, California	1,110	AA-
Miami-Dade County Aviation, Florida	1,028	A
Great Lakes Water Authority (Sewerage), Michigan	1,008	BBB+
Massachusetts (Commonwealth of) Water Resources	1,000	AA
Arizona (State of)	964	A+
New York Metropolitan Transportation Authority	958	A
Philadelphia School District, Pennsylvania	837	A-
Pennsylvania Turnpike Commission	808	A-
Atlanta, Georgia Water & Sewer System	800	A-
Puerto Rico Electric Power Authority	777	CC
Long Island Power Authority	768	BBB+
Regional Transportation Authority, Illinois	762	AA-
Miami-Dade County, Florida Water & Sewer	737	A+
Metropolitan Pier & Exposition Authority, Illinois	705	BBB
Kentucky (Commonwealth of)	690	A+
San Jose Airport, California	683	BBB+
Nassau County, New York	680	A-
California (State of) Department of Water Resources - Electric Power Revenue	669	AA-
Jefferson County Alabama Sewer	649	BBB-
Miami-Dade County, Florida	638	A+
San Diego Unified School District, California	632	AA
Garden State Preservation Trust (Open Space & Farmland), New Jersey	619	A-
Sacramento County, California	612	A-
Miami-Dade County School Board, Florida	611	A-
Central Florida Expressway Authority, Florida	609	A+
Oglethorpe Power Corporation, Georgia	600	BBB+
Suffolk County, New York	587	BBB
Metro Washington Airports Authority (Dulles Toll Road)	584	BBB+
San Francisco (City & County) Airports Commission	583	A
New Jersey Turnpike Authority, New Jersey	565	A-
New York City Municipal Water Finance Authority	565	AA
District of Columbia	563	AA-
Utah Transit Authority, Utah	546	AA+
Las Vegas-McCarran International Airport, Nevada	535	A
Total top 50 U.S. public finance exposures	$51,670

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of March 31, 2017
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	766	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	517	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
SLM Private Credit Student Trust 2007-A	450	A-	18.2%
LIICA Holdings, LLC	428	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A+	24.2%
Synthetic Investment Grade Pooled Corporate CDO	346	AAA	16.3%
Fortress Credit Opportunities I, LP.	342	AA	50.3%
Synthetic Investment Grade Pooled Corporate CDO	299	AAA	14.2%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Private US Insurance Securitization	250	AA	N/A
Cent CDO 15 Limited	246	AAA	21.0%
Option One 2007-FXD2	230	CCC	0.0%
Cent CDO 12 Limited	206	AAA	30.5%
Timberlake Financial, LLC Floating Insured Notes	204	BBB-	N/A
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	9.2%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	10.4%
Countrywide HELOC 2006-I	177	B	0.0%
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
Access Group Private Student Loan Series 2007-A	166	A-	26.7%
Soundview 2007-WMC1	164	CCC	—%
Nomura Asset Accept. Corp. 2007-1	155	CCC	0.0%
CWALT Alternative Loan Trust 2007-HY9	152	A	0.2%
CWABS 2007-4	143	A+	0.0%
MABS 2007-NCW	137	CCC	0.0%
ALESCO Preferred Funding XIII, Ltd.	137	AA	51.8%
Taberna Preferred Funding II, Ltd.	125	BB	35.9%
Trapeza CDO XI	119	A-	50.5%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	20.4%
Structured Asset Investment Loan Trust 2006-1	111	AAA	9.9%
New Century Home Equity Loan Trust 2006-1	111	AAA	10.2%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	47.7%
First Franklin Mortgage Loan ABS 2005-FF12	111	AAA	77.2%
ALESCO Preferred Funding XI	110	AA	52.8%
Countrywide Home Equity Loan Trust 2007-D	110	CCC	0.0%
New Century 2005-A	110	CCC	5.4%
Private Other Structured Finance Transaction	107	AAA	N/A
National Collegiate Trust Series 2005-GT3 Grantor Trust Certificates	106	BBB-	6.0%
Countrywide 2007-13	106	AA-	19.8%
Private Other Structured Finance Transaction	102	AAA	N/A
Synthetic Investment Grade Pooled Corporate CDO	100	AAA	7.8%
Merrill Lynch Mortgage Investors 2006-HE1	98	AAA	77.8%
Specialty Underwriting & Residential Fin 06-BC1	98	AAA	75.4%
Countrywide Home Equity Loan Trust 2005-J	97	CCC	0.1%
Countrywide HELOC 2006-F	96	CCC	0.0%
ALESCO Preferred Funding XII, Ltd.	96	A-	46.3%
Trapeza CDO X, Ltd.	93	AA	54.4%
Total top 50 U.S. structured finance exposures	$11,384

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of March 31, 2017
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,295	A-
Hydro-Quebec, Province of Quebec	Canada	2,036	A+
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,537	BBB+
Anglian Water Services Financing	United Kingdom	1,337	A-
Dwr Cymru Financing Limited	United Kingdom	1,323	A-
Thames Water Utility Finance PLC	United Kingdom	1,261	A-
British Broadcasting Corporation	United Kingdom	909	A+
National Grid Gas PLC	United Kingdom	884	BBB+
Aspire Defence Finance plc	United Kingdom	871	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	795	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	764	AAA
Capital Hospitals (Barts)	United Kingdom	685	BBB-
Sydney Airport Finance Company	Australia	665	BBB
InspirED Education (South Lanarkshire) plc	Scotland	608	BBB-
Verdun Participations 2 S.A.S.	France	599	BBB-
Southern Gas Networks PLC	United Kingdom	571	BBB
Campania Region - Healthcare receivable	Italy	559	BBB-
NATS (En Route) PLC	United Kingdom	538	A
Coventry & Rugby Hospital Company	United Kingdom	535	BB+
Envestra Limited	Australia	529	BBB+
Reliance Rail Finance Pty. Limited	Australia	528	BB
Derby Healthcare PLC	United Kingdom	509	BBB
International Infrastructure Pool	United Kingdom	486	AAA
National Grid Company PLC	United Kingdom	466	BBB+
Healthcare Support (North Staffs) Finance plc.	United Kingdom	448	BBB-
Total top 25 non-U.S. exposures		$21,738

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of March 31, 2017
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC (1)	$1,637
Specialized Loan Servicing, LLC	1,435
Bank of America, N.A.(2)	1,009
Wells Fargo Bank NA	501
JPMorgan Chase Bank	211
Select Portfolio Servicing, Inc.	205
Banco Popular de Puerto Rico	69
Ditech Financial LLC	51
Carrington Mortgage Services, LLC	47
Citicorp Mortgage Securities, Inc.	35
Total top 10 U.S. residential mortgage servicer exposures	$5,200

1) Includes GMAC Mortgage LLC, Residential Funding Inc. and Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$408	AA-	WA
Children's National Medical Center, District of Columbia	363	A-	DC
CHRISTUS Health	337	A	TX
Methodist Healthcare	333	A+	TN
Bon Secours Health System Obligated Group	318	A-	MD
Dignity Health, California	290	A	CA
Carolina HealthCare System	289	AA-	NC
Mercy Health (f/k/a Catholic Health Partners)	281	A	OH
Palmetto Health Alliance, South Carolina	273	A-	SC
Hackensack University Medical Center, New Jersey Hospital Revenue Bonds	257	A	NJ
Total top 10 U.S. healthcare exposures	$3,149

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended March 31, 2017

	Net Expected Loss to be Paid (Recovered) as of December 31, 2016	Net Expected Loss to be Paid (Recovered) on MBIA UK as of January 10, 2017	Economic Loss Development During 1Q-17	(Paid) Recovered Losses During 1Q-17	Net Expected Loss to be Paid (Recovered) as of March 31, 2017
Public Finance:
U.S. public finance	$871	$—	$124	$(25)	$970
Non-U.S public finance	33	13	(5)	—	41
Public Finance	904	13	119	(25)	1,011

Structured Finance:
U.S. RMBS (2)	206	—	(22)	13	197
Triple-X life insurance transactions	54	—	(53)	0	1
Other structured finance	34	8	3	(10)	35
Structured Finance	294	8	(72)	3	233
Total	$1,198	$21	$47	$(22)	$1,244

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) recoverable (payable) of $(6) million as of December 31, 2016, and $(19) million as of March 31, 2017.

Assured Guaranty Ltd.
Loss Measures
As of March 31, 2017
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	1Q-17 Loss and LAE	1Q-17 Loss and LAE included in Operating Income (1)	1Q-17 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$7,199	$112	$112	$—
Non-U.S public finance	2,073	(3)	(3)	—
Public finance	9,272	109	109	—
Structured finance:
U.S. RMBS	3,009	(11)	(19)	(2)
Triple-X life insurance transactions	126	(45)	(53)	—
Other structured finance	821	6	4	—
Structured finance	3,956	(50)	(68)	(2)
Total	$13,228	$59	$41	$(2)

1)	Operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2017		Year Ended December 31,
			2016		2015		2014		2013
GAAP Summary Income Statement Data
Net earned premiums	$164		$864		$766		$570		$752
Net investment income	122		408		423		403		393
Realized gains and other settlements on credit derivatives	15		29		(18)		23		(42)
Total expenses	155		660		776		463		466
Income (loss) before income taxes	372		1,017		1,431		1,531		1,142
Net income (loss)	317		881		1,056		1,088		808
Net income (loss) per diluted share	2.49		6.56		7.08		6.26		4.30

GAAP Summary Balance Sheet Data
Total investments and cash	$11,488		$11,103		$11,358		$11,459		$10,969
Total assets	14,675		14,151		14,544		14,919		16,287
Unearned premium reserve	3,827		3,511		3,996		4,261		4,595
Loss and LAE reserve	1,193		1,127		1,067		799		592
Long-term debt	1,307		1,306		1,300		1,297		814
Shareholders’ equity	6,637		6,504		6,063		5,758		5,115
Shareholders’ equity per share	53.95		50.82		43.96		36.37		28.07

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$446,186		$437,535		$536,341		$609,622		$690,535
Gross debt service outstanding (end of period)	460,932		455,000		559,470		646,722		737,380
Net par outstanding (end of period)	298,243		296,318		358,571		403,729		459,107
Gross par outstanding (end of period)	307,576		307,474		373,192		426,705		487,895

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$410,727		$401,004		$502,331		$583,598		$663,797
Gross debt service outstanding (end of period)	424,374		417,072		524,104		619,475		709,000
Net par outstanding (end of period)	265,201		262,468		327,306		379,714		434,597
Gross par outstanding (end of period)	273,473		272,286		340,662		401,552		461,845

Claims-paying resources
Policyholders' surplus	$4,999		$5,036		$4,550		$4,142		$3,202
Contingency reserve	2,039		2,008		2,263		2,330		2,934
Qualified statutory capital	7,038		7,044		6,813		6,472		6,136
Unearned premium reserve	2,878		2,509		3,045		3,299		3,545
Loss and LAE reserves	899		888		1,043		852		773
Total policyholders' surplus and reserves	10,815		10,441		10,901		10,623		10,454
Present value of installment premium	517		500		645		716		858
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	360		360		360		450		435
Total claims-paying resources	$12,092		$11,701		$12,306		$12,189		$12,147

Ratios:
Net par outstanding to qualified statutory capital	38	:1	37	:1	48	:1	59	:1	71	:1
Capital ratio(2)	58	:1	57	:1	74	:1	90	:1	108	:1
Financial resources ratio(2)	34	:1	34	:1	41	:1	48	:1	55	:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$5,688		$25,423		$25,832		$20,804		$15,559
Public finance - non-U.S.	1,883		848		2,054		233		674
Structured finance - U.S.	243		1,143		355		423		297
Structured finance - non-U.S.	28		30		69		387		—
Total gross debt service written	$7,842		$27,444		$28,310		$21,847		$16,530

Net debt service written	$7,828		$27,444		$28,310		$21,847		$16,497
Net par written	4,677		17,854		17,336		13,171		9,331
Gross par written	4,691		17,854		17,336		13,171		9,350
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2017	Year Ended December 31,
		2016	2015	2014	2013
Total GWP	$111	$154	$181	$104	$123
Less: Installment GWP and other GAAP adjustments (2)	57	(10)	55	(22)	8
Plus: Financial guaranty installment premium PVP	38	27	46	42	26
Plus: PVP of non-financial guaranty insurance	7	23	7	—	—
Total PVP	$99	$214	$179	$168	$141

PVP:
Public finance - U.S.	$52	$161	$124	$128	$116
Public finance - non-U.S.	40	25	27	7	18
Structured finance - U.S.	5	27	22	24	7
Structured finance - non-U.S.	2	1	6	9	—
Total PVP	$99	$214	$179	$168	$141

Operating income (non-GAAP) reconciliation:
Net income (loss)	$317	$881	$1,056	$1,088	$808
Less pre-tax adjustments:
Realized gains (losses) on investments	32	(30)	(27)	(56)	56
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	25	36	505	687	(49)
Fair value gains (losses) on CCS	(2)	0	27	(11)	10
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	10	(33)	(15)	(21)	(1)
Total pre-tax adjustments	65	(27)	490	599	16
Less tax effect on pre-tax adjustments	(21)	13	(144)	(158)	(9)
Operating income (non-GAAP)	$273	$895	$710	$647	$801

Gain (loss) related to FG VIE consolidation included in operating income (net of tax provisions of $2, $7, $4, $84, and $102)	$5	$12	$11	$156	$192

Operating income per diluted share (non-GAAP) reconciliation:
Net income (loss) per diluted share	$2.49	$6.56	$7.08	$6.26	$4.30
Less pre-tax adjustments:
Realized gains (losses) on investments	0.25	(0.23)	(0.18)	(0.32)	0.30
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.20	0.27	3.39	3.95	(0.26)
Fair value gains (losses) on CCS	(0.01)	0.00	0.18	(0.06)	0.05
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.08	(0.25)	(0.10)	(0.12)	(0.01)
Total pre-tax adjustments	0.52	(0.21)	3.29	3.45	0.08
Less tax effect on pre-tax adjustments	(0.17)	0.09	(0.97)	(0.92)	(0.06)
Operating income per diluted share (non-GAAP)	$2.14	$6.68	$4.76	$3.73	$4.28

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.03	$0.10	$0.07	$0.90	$1.03

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2017	As of December 31,
		2016	2015	2014	2013
Adjusted book value reconciliation:
Shareholders' equity	$6,637	$6,504	$6,063	$5,758	$5,115
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(164)	(189)	(241)	(741)	(1,447)
Fair value gains (losses) on CCS	60	62	62	35	46
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	380	316	373	523	236
Less taxes	(99)	(71)	(56)	45	306
Non-GAAP operating shareholders' equity	6,460	6,386	5,925	5,896	5,974
Pre-tax adjustments:
Less: Deferred acquisition costs	106	106	114	121	124
Plus: Net present value of estimated net future revenue	153	136	169	159	214
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,236	2,922	3,384	3,461	3,791
Plus taxes	(945)	(832)	(968)	(960)	(1,070)
Non-GAAP adjusted book value	$8,798	$8,506	$8,396	$8,435	$8,785

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax benefit of $2, $4, $11, $20, and $103)	$(3)	$(7)	$(21)	$(37)	$(190)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $12, $12, $22, $33, and $134)	$(20)	$(24)	$(43)	$(60)	$(248)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$53.95	$50.82	$43.96	$36.37	$28.07
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.33)	(1.48)	(1.75)	(4.68)	(7.94)
Fair value gains (losses) on CCS	0.49	0.48	0.45	0.22	0.25
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	3.08	2.47	2.71	3.30	1.29
Less taxes	(0.80)	(0.54)	(0.41)	0.29	1.68
Non-GAAP operating shareholders' equity per share	52.51	49.89	42.96	37.24	32.79
Pre-tax adjustments:
Less: Deferred acquisition costs	0.86	0.83	0.83	0.76	0.68
Plus: Net present value of estimated net future revenue	1.24	1.07	1.23	1.00	1.17
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	26.30	22.83	24.53	21.86	20.81
Plus taxes	(7.68)	(6.50)	(7.02)	(6.07)	(5.87)
Non-GAAP adjusted book value per share	$71.51	$66.46	$60.87	$53.27	$48.22

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$(0.03)	$(0.06)	$(0.15)	$(0.24)	$(1.04)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.16)	$(0.18)	$(0.31)	$(0.39)	$(1.36)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of Assured Guaranty. Beginning in fourth quarter 2016, the Company’s publicly disclosed non-GAAP financial measures are different from the financial measures used by management in its decision making process and in its calculation of certain components of management compensation (core financial measures). The Company had previously excluded the effect of consolidating FG VIEs (FG VIE consolidation) in its calculation of its non-GAAP financial measures of operating income (non-GAAP), operating ROE, non-GAAP operating shareholders’ equity and non-GAAP adjusted book value. Starting in fourth quarter 2016, based on the SEC's May 17, 2016 release of new and updated Compliance and Disclosure Interpretations of the rules and regulations on the use of non-GAAP financial measures, the Company will no longer adjust for FG VIE consolidation. However, wherever possible, the Company has separately disclosed the effect of FG VIE consolidation that is included in its non-GAAP financial measures. The prior-year's quarterly non-GAAP financial measures have been updated to reflect the revised calculation.

Management and the Board of Directors use core financial measures, which are based on non-GAAP financial measures adjusted to remove FG VIE consolidation, as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company removes FG VIE consolidation in its core financial measures because, although GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. By disclosing non-GAAP financial measures, along with FG VIE consolidation, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. Assured Guaranty believes its presentation of non-GAAP financial measures and FG VIE consolidation provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted for FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that are used to help determine compensation are: (1) operating income, adjusted for FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted for FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Operating Income (non-GAAP): Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Adjusted Book Value: Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share adjusted for FG VIE consolidation (core adjusted book value) is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that this is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue on non financial guaranty contracts. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Operating Return on Equity (Operating ROE):Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com